Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

SAN JOSE, Calif., Apr. 22, 2020 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive and intelligent computing, today announced revenues of $3.16 billion for fiscal year 2020, up 3% from the prior fiscal year. Revenues were $756 million for the fourth quarter of fiscal year 2020, up 5% from the prior quarter and down 9% year over year.

GAAP net income for fiscal year 2020 was $793 million, or $3.11 per diluted share. Non-GAAP net income for fiscal year 2020 was $853 million, or $3.35 per diluted share. GAAP net income for the March quarter was $162 million, or $0.65 per diluted share. Non-GAAP net income for the March quarter was $193 million, or $0.78 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.38 per outstanding share of common stock payable on June 3, 2020 to all stockholders of record at the close of business on May 13, 2020. The declared dividend represents a 2.7% increase over the prior quarter’s dividend and reflects Xilinx’s commitment to growing the dividend.

Additional fourth quarter of fiscal year 2020 comparisons are provided in the charts below.

Q4 2020 Financial Highlights
(In millions, except EPS)

	GAAP

	Q4	Q3	Q4
	FY2020	FY2020	FY2019	Q-T-Q	Y-T-Y
Net revenues*	$756	$723	$828	5%	-9%
Operating income	$178	$159	$250	12%	-29%
Net income	$162	$162	$245	0%	-34%
Diluted earnings per share	$0.65	$0.64	$0.95	2%	-32%

	Non-GAAP

	Q4	Q3	Q4
	FY2020	FY2020	FY2019	Q-T-Q	Y-T-Y
Net revenues*	$756	$723	$828	5%	-9%
Operating income	$218	$174	$259	25%	-16%
Net income	$193	$171	$242	13%	-20%
Diluted earnings per share	$0.78	$0.68	$0.94	15%	-17%

* No adjustment between GAAP and Non-GAAP

“Despite our fiscal 2020 being uniquely challenging, particularly related to the US trade-related restrictions with Huawei as well as some COVID-19 impact during our Q4, we were able to deliver another record year with revenue of $3.16 billion, a 3% increase over fiscal 2019,” said Xilinx president and CEO Victor Peng. “The strength and diversity of our business were reflected in the results of our fiscal fourth quarter with strong sequential growth in both revenue and profitability.”

“There remains a high degree of uncertainty in the global business environment given the impact of COVID-19 which creates challenges with visibility beyond the near term. Therefore, we believe it is prudent to provide only quarterly guidance at this time. We will continue to closely monitor business conditions. Lastly, I want to thank our employees for their continued focus and commitment in these challenging times.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2020	FY2020	FY2019	Q-T-Q	Y-T-Y
North America	37%	28%	27%	37%	27%
Asia Pacific	37%	48%	47%	-19%	-28%
Europe	18%	16%	18%	17%	-11%
Japan	8%	8%	8%	7%	-4%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2020	FY2020	FY2019	Q-T-Q	Y-T-Y
A&D, Industrial and TME	50%	40%	39%	30%	15%
Automotive, Broadcast and Consumer	16%	19%	14%	-13%	2%
Wired and Wireless Group	24%	31%	42%	-19%	-46%
Data Center Group	10%	9%	5%	14%	77%
Channel	0%	1%	0%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q4	Q3	Q4
	FY2020	FY2020	FY2019	Q-T-Q	Y-T-Y
Advanced Products	70%	70%	68%	5%	-6%
Core Products	30%	30%	32%	3%	-14%

Products are classified as follows:

Advanced Products: Alveo and related products, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q4	Q3	Q4
	FY2020	FY2020	FY2019

Annual Return on Equity (%)*	31	31	34

Operating Cash Flow	$345	$324	$288

Depreciation Expense (including software amortization)	$29	$26	$22

Capital Expenditures (including software)	$32	$34	$28

Inventory Days (internal)	122	124	107

Revenue Turns (%)	46	39	35

*Return on equity calculation: Annualized year to date GAAP net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Year 2020

•
The Data Center Group (DCG) delivered 22% revenue growth over fiscal 2019 driven by increased adoption with hyperscale customers across compute, networking and storage workloads. Pipeline for new opportunities in compute continues to show strong growth for video, HPC, database and fintech. Leveraging the Solarflare acquisition, Xilinx shipped Alveo U25 SmartNIC, the first internally developed SmartNIC solution, in the fiscal fourth quarter and is being evaluated by multiple customers. SmartSSD is also gaining traction with Tier-1 and Tier-2 hyperscale customers. Xilinx now has over 10,000 developers trained on Xilinx software tools, including Vitis, nearly 1,000 ISV partners and over 130 applications published for Alveo.

•
The Wired and Wireless Group (WWG) delivered relatively flat revenues, down 1% vs. fiscal 2019, despite facing a highly challenging business environment related to trade restrictions and an industry slowdown in the ramp of 5G. Xilinx continues to maintain strong engagements with global OEMs across a variety of deployments and applications. Xilinx recently announced a strategic engagement with Samsung on a second generation 5G radio design that includes beamforming technology leveraging the 7 nm Versal platform. Adoption of Xilinx’s RFSoC products also continues to ramp with key wins for DFE applications as well as for O-RAN deployments, as recently announced with Telefónica.

•
Revenues from Core Markets Group grew 6% year over year, showing the strength and stability of Xilinx’s broad and robust end markets. Aerospace & Defense, Industrial and Test & Measurement (AIT) revenue grew 5% annually, driven by solid Aerospace & Defense performance. Automotive, Broadcast and Consumer (ABC) markets delivered 8% annual growth, with strength seen in all end markets despite headwinds in fiscal fourth quarter from COVID-19 impacts. Zynq adoption remains strong in Automotive markets with broad utilization in ADAS and infotainment applications.

•
Xilinx is committed to doing its part in fighting the COVID-19 pandemic. Xilinx has been working to support some of the largest medical suppliers in the world, such as Mindray and GE Healthcare, to supply critical technology to test and treat COVID-19, including helping to power ventilators, patient monitors, respirators and patient ICU beds. In addition, earlier this month, Xilinx donated $1.1 million for COVID-19 relief to various global and local health organizations including the World Health Organization (WHO) Solidarity Response Fund, The University of California, San Francisco (UCSF) COVID-19 Response Fund and the Silicon Valley Strong Fund. Xilinx is also matching employee contributions to various relief efforts.

•
During fiscal year 2020, Xilinx returned approximately $1.58 billion to shareholders. This included $1.21 billion through share repurchases at an average price of $93.73 per share and $372 million through dividends.

Business Outlook - Fiscal First Quarter 2021

The following guidance is based on current expectations and estimates, and as indicated, is presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed and referred to at the end of this release.

Non-GAAP
	GAAP	Adjustments	Non-GAAP
Revenues	$660M - $720M	—	$660M - $720M
Gross Margin	67% - 69%	~ 1% (1)	68% - 70%
Operating Expenses	$312M - $316M	$5M (2)	$307M - $311M
Other Expense	~$13M	—	~$13M
Tax Rate	8%-10%	~ 1% (3)	9%-11%
Notes regarding Non-GAAP Adjustments:

(1)	Amortization of acquisition-related intangibles

(2)	M&A related expenses and amortization of acquisition-related intangibles

(3)	Income tax effect of Non-GAAP adjustments

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the year-end and March quarter financial results and management's outlook for the June quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 8889854. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal year 2020 and fourth quarter 2020 results and business outlook for the June quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. The Company believes these costs do not reflect its current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Inventory valuation adjustment: Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company’s cost of revenues excludes the expected profit margin component that is recorded under business combination accounting principles associated with the Company’s acquisitions. The Company believes the adjustment is useful to investors as an additional means to reflect cost of revenues and gross margin trends of its business.

Gain on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating expenses and Other income, as detailed above. It also excludes U.S. tax reform related items and other significant tax effects of post-acquisition tax integration transactions.  The Company believes excluding U.S. tax reform and post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance. The fourth quarter of fiscal 2020 outlook does not reflect other tax related items which the Company is not able to predict without unreasonable efforts due to their inherent uncertainty.

Severance-related expenses: These expenses primarily consist of severance-related pay and benefits in connection with the targeted reduction in force. The Company believes excluding these charges will facilitate a comparable evaluation of its current operating performance to its past and future performance.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the June quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, the impact of the COVID-19 pandemic and related containment measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business), customer acceptance of our new products, current global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to generate cost and operating expense savings in an efficient and timely manner, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	March 28, 2020	December 28, 2019	March 30, 2019	March 28, 2020	March 30, 2019
Net revenues	$756,169	$723,499	$828,361	$3,162,666	$3,059,040
Cost of revenues:
Cost of products sold	221,037	233,324	269,457	1,025,234	955,868
Amortization of acquisition-related intangibles	6,697	6,697	—	22,396	—
Total cost of revenues	227,734	240,021	269,457	1,047,630	955,868
Gross margin	528,435	483,478	558,904	2,115,036	2,103,172
Operating expenses:
Research and development	214,968	211,541	199,500	853,589	743,027
Selling, general and administrative	103,675	109,612	107,160	432,308	398,416
Amortization of acquisition-related intangibles	3,401	2,919	1,866	8,889	4,930
Restructuring charges	28,362	—	—	28,362	—
Total operating expenses	350,406	324,072	308,526	1,323,148	1,146,373
Operating income	178,029	159,406	250,378	791,888	956,799
Interest and other income (expense), net	11,717	6,437	9,302	42,096	11,533
Income before income taxes	189,746	165,843	259,680	833,984	968,332
Provision for income taxes	27,489	3,831	15,040	41,263	78,582
Net income	$162,257	$162,012	$244,640	$792,721	$889,750
Net income per common share:
Basic	$0.66	$0.65	$0.96	$3.15	$3.52
Diluted	$0.65	$0.64	$0.95	$3.11	$3.47
Cash dividends per common share	$0.37	$0.37	$0.36	$1.48	$1.44
Shares used in per share calculations:
Basic	247,166	250,546	253,855	251,732	252,762
Diluted	249,320	252,808	258,177	254,943	256,434

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 28, 2020	March 30, 2019*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,267,216	$3,175,684
Accounts receivable, net	273,028	335,165
Inventories	304,340	315,358
Other current assets	64,557	65,771
Total current assets	2,909,141	3,891,978
Net property, plant and equipment	372,574	328,929
Long-term investments	—	53,433
Other assets	1,411,619	877,008
Total assets	$4,693,334	$5,151,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$586,421	$475,036
Current portion of long-term debt	499,260	—
Total current liabilities	1,085,681	475,036
Long-term debt	747,110	1,234,807
Other long-term liabilities	545,494	579,996
Stockholders' equity	2,315,049	2,861,509
Total Liabilities and Stockholders' Equity	$4,693,334	$5,151,348

* Fiscal 2019 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Twelve Months Ended
	March 28, 2020	December 28, 2019	March 30, 2019	March 28, 2020	March 30, 2019
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$28,603	$26,331	$21,607	$97,485	$70,704
Amortization - others	16,282	17,257	10,195	60,048	33,656
Stock-based compensation	43,991	50,157	38,748	186,723	147,942
Net cash provided by operating activities	345,351	323,575	288,007	1,190,836	1,091,215
Purchases of property, plant, equipment and software	32,309	34,138	28,242	129,289	89,045
Payment of dividends to stockholders	91,417	92,931	91,384	371,793	364,244
Repayment of debt	—	—	500,000	—	500,000
Repurchases of common stock	470,733	260,939	—	1,208,917	161,551
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	(28,082)	3,565	(23,927)	27,459	(334)

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,649	$2,961	$2,170	$10,035	$8,820
Research and development	28,857	31,543	23,099	114,976	86,428
Selling, general and administrative	13,313	15,653	13,479	61,540	52,694
Restructuring charges	172	—	—	172	—

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	March 28, 2020	December 28, 2019	March 30, 2019	March 28, 2020	March 30, 2019
GAAP gross margin	$528,435	$483,478	$558,904	$2,115,036	$2,103,172
Inventory valuation adjustment	—	2,114	—	3,855	—
Amortization of acquisition-related intangibles	6,697	6,697	—	22,396	—
Non-GAAP gross margin	$535,132	$492,289	$558,904	$2,141,287	$2,103,172

GAAP operating income	$178,029	$159,406	$250,378	$791,888	$956,799
Inventory valuation adjustment	—	2,114	—	3,855	—
Amortization of acquisition-related intangibles	10,098	9,616	1,866	31,285	4,930
Acquisition-related costs	1,798	3,042	6,560	14,190	13,469
Restructuring charges	28,362	—	—	28,362	—
Non-GAAP operating income	$218,287	$174,178	$258,804	$869,580	$975,198

GAAP net income	$162,257	$162,012	$244,640	$792,721	$889,750
Inventory valuation adjustment	—	2,114	—	3,855	—
Amortization of acquisition-related intangibles	10,098	9,616	1,866	31,285	4,930
Acquisition-related costs	1,798	3,042	6,560	14,190	13,469
Restructuring charges	28,362	—	—	28,362	—
Gain on investment related to acquisition	—	—	—	—	(6,503)
Income tax effect of changes in applicable U.S. tax laws	—	—	(8,508)	—	(6,100)
Income tax effect of intercompany integration transactions	—	(3,697)	—	(1,838)	—
Income tax effect of non-GAAP adjustments	(9,137)	(2,316)	(2,330)	(15,271)	(3,050)
Non-GAAP net income	$193,378	$170,771	$242,228	$853,304	$892,496

GAAP diluted EPS	$0.65	$0.64	$0.95	$3.11	$3.47
Inventory valuation adjustment	—	0.01	—	0.02	—
Amortization of acquisition-related intangibles	0.04	0.04	0.01	0.11	0.02
Acquisition-related costs	0.01	0.01	0.02	0.06	0.05
Restructuring charges	0.12	—	—	0.12	—
Gain on investment related to acquisition	—	—	—	—	(0.03)
Income tax effect of changes in applicable U.S. tax laws	—	—	(0.03)	—	(0.02)
Income tax effect of intercompany integration transactions	—	(0.01)	—	(0.01)	—
Income tax effect of non-GAAP adjustments	(0.04)	(0.01)	(0.01)	(0.06)	(0.01)
Non-GAAP diluted EPS	$0.78	$0.68	$0.94	$3.35	$3.48